FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GFI SOFTWARE S.A.

(Exact name of registrant as specified in its charter)

Luxembourg (State of incorporation or organization)	98-0631596 (I.R.S. Employer Identification No.)

7A, rue Robert Stümper

L-2557 Luxembourg
Grand Duchy of Luxembourg
 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class
Title of each class to be so registered:	is to be registered:
Common Shares, nominal value €0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-184731

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of Registrant’s Securities to be Registered.

A description of the common shares, nominal value €0.01 per share, of GFI Software S.A. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the Prospectus included in the Registrant’s Registration Statement on Form F-1, File No. 333-184731, as amended, which was initially filed with the Securities and Exchange Commission on November 2, 2012 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.                                                         Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GFI SOFTWARE S.A.

Date: November 21, 2013

By:	/s/ Walter Scott
Name: Walter Scott
Title: Chief Executive Officer